Exhibit 10.2

EXECUTION COUNTERPART

SECURITY AGREEMENT

between

EDISON MISSION ENERGY

and

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

Dated as of June 15, 2006

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated as of June 15, 2006, between EDISON MISSION ENERGY, a corporation organized under the laws of Delaware (the “Obligor”), and CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders and Issuing Lenders under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Obligor, the Administrative Agent, the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), and the Issuing Lenders have entered into that certain Credit Agreement (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of June 15, 2006. This Agreement is the Borrower Security Agreement referred to in the Credit Agreement.

The Obligor owns a 100% ownership interest in each of the Collateral Parties on the date hereof and has, subject to the terms and conditions of this Agreement, agreed to grant a Lien and security interest in the Pledged Collateral referred to herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto under, the Credit Agreement. In addition, as used herein:

“Assigned Agreements” has the meaning set forth in Section 3(e).

“Big Four Companies” means Camino Energy Company, a California corporation, Southern Sierra Energy Company, a California corporation, San Joaquin Energy Company, a California corporation, and Western Sierra Energy Company, a California corporation.

“Big Four Revenue” has the meaning set forth in Section 5.03(b).

“Big Four Revenue Account” means the Account, as such term is defined in the Account Control Agreement dated as of June 15, 2006 between the Obligor, the Administrative Agent and Citibank, N.A.

“Collateral Accounts” means the Big Four Revenue Account, Default Collateral Account, Disposition Proceeds Account and the LC Collateral Account.

“Credit Agreement Termination Date” means the date on which all Secured Obligations, other than contingent liabilities and Secured Obligations which are unasserted at such date, have been finally paid and satisfied in full and all Loans and Commitments have been terminated.

“Default Collateral Account” has the meaning set forth in Section 4.01(a).

“Disposition Proceeds Account” has the meaning set forth in Section 4.01(c).

“EMH” means Edison Mission Holdings Co., a California corporation.

“Indemnitee” has the meaning set forth in Section 5.11(a).

“LC Collateral Account” has the meaning set forth in Section 4.01(b).

“MGE” means Midwest Generation EME, LLC, a Delaware limited liability company.

“Mission del Cielo” means Mission del Cielo, Inc., a Delaware corporation.

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

“Pledged Collateral” has the meaning set forth in Section 3.

“Pledged Interests” has the meaning set forth in Section 3(a).

“Secured Obligations” means all Obligations of the Obligor under the Loan Documents.

“Stock Collateral” has the meaning set forth in Section 3(c).

SECTION 2.         REPRESENTATIONS AND WARRANTIES. The Obligor represents and warrants to the Administrative Agent and the other Lenders that as of the date hereof:

(a)  The Obligor is the sole beneficial owner of the Pledged Collateral in which it purports to grant security interests pursuant to Section 3 and no Lien exists upon such Pledged Collateral, except for the pledges and security interests in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledges and security interests constitute a first priority perfected pledge and security interest in and to all of such Pledged Collateral as provided in Section 3.

(b)  The Pledged Interests evidenced by the certificates identified under the name of the Obligor in Annex 1 are duly authorized, validly existing, fully paid and non-assessable and none of the Pledged Interests is subject to any contractual restriction or any restriction under the certificate of incorporation or certificate of formation of each Collateral Party (except for any restriction contained herein).

(c)  The Pledged Interests evidenced by the certificates identified under the name of the Obligor in Annex 1 constitute all the membership interests, shares or other ownership interests of any class or character of each Collateral Party, in each case, beneficially owned by the Obligor on the date hereof (whether or not registered in the name of the Obligor), and Annex 1 correctly identifies, as at the date hereof, the membership interests and shares constituting the Pledged Interests and the respective issuer, certificate numbers, class and amounts of such shares.

SECTION 3.         THE PLEDGE. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all of the Obligor’s right, title and interest in the following property, whether now owned by the Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Pledged Collateral”):

(a)  the shares in the Westside Entities, EMH, Mission del Cielo and the membership interests in MGE identified in Annex 1 or other ownership interests of whatever class or character in these companies, now or hereafter owned by the Obligor, in each case together with the certificates (if any) evidencing the same (collectively, the “Pledged Interests”);

(b)  all membership interests, stock, securities, moneys or property representing a dividend on any of the Pledged Interests, or representing a distribution or return of capital upon or in respect of the Pledged Interests, or resulting from a split-up, revision, reclassification or any change of the Pledged Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

(c)  in the event of any consolidation or merger involving the Collateral Parties in which a Collateral Party is not the surviving entity, all ownership interests of any class or character of the successor entity formed by or resulting from such consolidation or merger (the Pledged Interests together with all other certificates of membership interests, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively referred to as the “Stock Collateral”);

(d)  the Collateral Accounts and all amounts, Permitted Investments and other property (including securities, financial assets, investment property, security entitlements and instruments, as applicable) at any time deposited in or credited thereto and all security entitlements with respect thereto, including, without limitation, the Big Four Revenue; and

(e)  all proceeds of and to any of the property of the Obligor described in the preceding clauses of this Section 3 (including all causes of action, claims and warranties now or hereafter held by the Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

SECTION 4.         COLLATERAL ACCOUNTS; CASH PROCEEDS.

4.01         Collateral Accounts.

(a)  The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the “Default Collateral Account”), into which there shall be deposited from time to time upon the occurrence and during the continuance of an Event of Default the cash proceeds of any of the Pledged Collateral required to be delivered to the Administrative Agent pursuant hereto. The balance from time to time in the Default Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Default Collateral Account to or upon the order of the Obligor as the Obligor shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Default Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.08. The balance from time to time in the Default Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Pledged Collateral hereunder shall be received by it, the Obligor shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Default Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Obligor. The Default Collateral Account shall be established in the name of the Obligor, but under the exclusive dominion and control of the Administrative Agent.

(b)  The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the “LC Collateral Account”), into which there shall be deposited from time to time amounts required to be deposited to such account pursuant to Section 2.6.13 of the Credit Agreement. The balance from time to time in the LC Collateral Account shall constitute part of the Pledged Collateral hereunder and shall be held by the Administrative Agent in the first instance for the LC Exposure under the Credit Agreement and thereafter for the payment of the Secured Obligations. The LC Collateral Account shall be established in the name of the Obligor, but under the exclusive dominion and control of the Administrative Agent.

(c)  The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the “Disposition Proceeds Account”), into which the Obligor shall deposit the Net Cash Proceeds of Dispositions with respect to the Collateral Parties and the Subsidiaries of the Collateral Parties in excess of $100,000,000, in the aggregate, as to which a prepayment of the Loans has not yet been made in accordance with Section 3.1.2(a) of the Credit Agreement, and the Obligor agrees that, immediately upon the occurrence of a Current Disposition, which, together with all prior Dispositions, yields Net Cash Proceeds in excess of $100,000,000, in the aggregate, it shall as promptly as possible deposit such proceeds into the Disposition Proceeds Account. Such Net Cash Proceeds shall be held in the Disposition Proceeds Account pending prepayment of the Loans (and/or Cash Collateralize LC Exposure) and the termination of the Commitments or the making of investments, in each case, in accordance with Section 3.1.2(a) of the Credit Agreement. The balance from time to time in the Disposition Proceeds Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Disposition Proceeds Account with respect to any Current Disposition (i) to or upon the order of the Obligor to make Investments with the Net Cash Proceeds (or any portion thereof) of such Current Disposition as contemplated by Section 3.1.2(a) of the Credit Agreement or (ii) to or upon the order of the Obligor to the extent that the Net Cash Proceeds (or any portion thereof) of such Current Disposition are not required to be applied to prepayment of the Loans on the related Mandatory Prepayment Date in accordance with Section 3.1.2(d) of the Credit Agreement; provided that investment earnings on Permitted Investments credited to the Disposition Proceeds Account shall be remitted to or upon the direction of the Obligor at the request of the Obligor. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Disposition Proceeds Account (including, without limitation, investment earnings on Permitted Investments) to the payment of the Secured Obligations in the manner specified in Section 5.08. The balance from time to time in the Disposition Proceeds Account shall be subject to withdrawal only as provided herein. The Disposition Proceeds Account shall be established in the name of the Obligor, but under the exclusive dominion and control of the Administrative Agent.

(d)  The Obligor shall establish the Big Four Revenue Account into which cash and Permitted Investments received from the Big Four Companies shall be deposited or credited pursuant to Section 5.03(b). Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Big Four Revenue Account to or upon the order of the Obligor as the Obligor shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Big Four Revenue Account to the payment of the Secured Obligations in the manner specified in Section 5.08. The balance from time to time in the Big Four Revenue Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the any amounts required to be deposited into the Big Four Revenue Account hereunder shall be received by it, the Obligor shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Big Four Revenue Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Obligor. The Big Four Revenue Account shall be established in the name of the Obligor, but under the exclusive dominion and control of the Administrative Agent.

(e)  Each Collateral Account shall be a “securities account” (as defined in Section 8-501(a) of the UCC) and, to the extent that credit balances not constituting “financial assets” (as defined in Section 8-102(a)(9) of the UCC) are credited thereto, a “deposit account” (as defined in Section 9-102(a)(29) of the UCC).

4.02         Investment of Balance in Collateral Accounts. The cash balance standing to the credit of the Collateral Accounts shall be invested from time to time in such Permitted Investments as the Obligor (or, after the occurrence and during the continuance of an Event of Default, the Administrative Agent) shall determine, which Permitted Investments shall be credited to the Collateral Accounts); provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08.

SECTION 5.         FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligor hereby agrees until the Credit Agreement Termination Date, with the Administrative Agent and each of the other Lenders as follows:

5.01         Delivery and Other Perfection. The Obligor shall:

(a)  if any of the membership interests, shares, securities, moneys or property required to be pledged by the Obligor under clauses (a), (b), and  (c) of Section 3 are received by the Obligor, forthwith either (x) transfer and deliver to the Administrative Agent such membership interests, shares of stock or securities so received by the Obligor (together with the certificates for any such membership interests, shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral or (y) take such other action as the Administrative Agent shall reasonably request, at the direction of the Required Lenders, to duly record the Lien created hereunder in such stock, securities, moneys or property in said clauses (a), (b) and (c);

(b)  give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or reasonably requested by the Administrative Agent, at the direction of the Required Lenders, to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent, at any time following the occurrence and continuance of an Event of Default, to exercise and enforce its rights hereunder with respect to such pledge and security interest, causing any or all of the Pledged Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Pledged Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Pledged Collateral pledged by the Obligor hereunder);

(c)  keep full and accurate books and records relating to the Pledged Collateral, and stamp or otherwise mark such books and records in order to reflect the security interests granted by this Agreement; and

(d)  permit representatives or agents of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Collateral, and, upon the occurrence and during the continuation of an Event of Default, permit representatives or agents of the Administrative Agent to be present at the Obligor’s place of business to receive copies of all communications and remittances relating to the Pledged Collateral, and forward copies of any notices or communications received by the Obligor with respect to the Pledged Collateral, all in such manner as the Administrative Agent may require.

5.02         Other Financing Statements and Liens.

(a)  The Obligor shall not create, incur, assume or suffer to exist any Lien upon the Pledged Collateral at any time, except for the pledges and security interests in favor of the Administrative Agent for the benefit of the Lenders created pursuant hereto or provided for herein, which pledges and security interests constitute a first priority perfected pledge and security interest in and to all of the Pledged Collateral.

(b)  Without the prior written consent of the Administrative Agent (at the direction of the Required Lenders), the Obligor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders or (ii) cause or permit any Person, other than the Administrative Agent to have “control” (as such term is defined in Section 9-104 of the UCC) of any existing Collateral Account.

5.03         Special Provisions Relating to the Pledged Collateral.

(a)   Stock Collateral.

(i)  The Obligor will cause the Stock Collateral to constitute at all times all ownership interests of any class or character of the Collateral Parties then outstanding.

(ii)  So long as no Event of Default shall have occurred and be continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, any other Loan Document or any other instrument or agreement referred to herein; provided that the Obligor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement or any other Loan Document; and the Administrative Agent, at the direction of the Required Lenders, shall execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.03(a)(ii).

(iii)  If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any of the Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, any Loan Document or any other agreement relating to the Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Pledged Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Obligor agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Obligor (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Obligor.

(iv)  All Stock Collateral in which the Obligor shall hereafter grant a security interest pursuant to Section 3 shall be duly authorized, validly existing, fully paid and non-assessable and none of the Stock Collateral, including the Stock Collateral evidenced by the certificates identified under the name of the Obligor in Annex 1, shall be subject to any contractual restriction (except for any such restriction contained herein).

(b)  Big Four Revenue Account. The Obligor shall provide irrevocable written  instructions (copies of which shall be provided to the Administrative Agent) to each of the Big Four Companies to deliver to the Big Four Revenue Account any cash or Permitted Investments distributed, paid or otherwise transferred to the Obligor (the “Big Four Revenue”).

5.04         Credit Agreement Event of Default, Etc. Upon the occurrence and during the continuance of an Event of Default:

(a)  the Obligor shall, at the request of the Administrative Agent assemble the Pledged Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and the Obligor, designated in its request;

(b)  the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Collateral;

(c)  the Administrative Agent shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, and the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d)  the Administrative Agent may, at the direction of the Required Lenders, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall be under no obligation to do so; and

(e)  the Administrative Agent may, with respect to the Pledged Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, any other Lender or any of their respective agents, upon ten (10) Business Days’ prior written notice to the Obligor of the time and place, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk or liability), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except as provided above and such notice as is required above or by applicable statute that cannot be waived), and upon such other terms as the Administrative Agent, at the direction of the Required Lenders, may reasonably deem commercially reasonable, and the Administrative Agent or any other Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.04 shall be applied in accordance with Section 5.08 hereto.

The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions. The parties hereto agree that any such private sale shall be made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

5.05         Deficiency. If the proceeds of sale, collection or other realization of or upon the Pledged Collateral pursuant to Section 5.04 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligor shall remain liable for any deficiency to the extent the Obligor is obligated under this Agreement.

5.06         Removals, Etc. Without at least thirty (30) days’ prior written notice to the Administrative Agent, the Obligor shall not (a) maintain any of its books and records with respect to the Pledged Collateral at any office at any place other than at the address indicated beneath its signature hereto or (b) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

5.07         Private Sale. The Administrative Agent and the other Lenders  shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 5.04 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Administrative Agent or any other Lender arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

5.08         Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

Finally, to the payment to the Obligor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, “proceeds” of Pledged Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Pledged Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Pledged Collateral.

5.09         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is hereby appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may, at the direction of the Required Lenders, deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Pledged Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Obligor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

5.10         Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Obligor shall deliver to the Administrative Agent (a) all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank, (b) a UCC-1 financing statement, for filing in each jurisdiction requested by the Administrative Agent, at the direction of the Required Lenders, naming the Obligor as debtor and the Administrative Agent as secured party and (c) such documents as are necessary to grant the Administrative Agent control of the Big Four Revenue Account (including an account control agreement).

5.11         Termination. When the Credit Agreement Termination Date shall have occurred, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of the Obligor. Upon the request, and at the expense of the Obligor, the Administrative Agent shall execute and deliver but without any recourse, warranty or representation whatsoever all such documentation necessary to release the pledge created pursuant to this Agreement.

5.12         Further Assurances. The Obligor agrees that, from time to time upon the written request of the Administrative Agent, the Obligor will execute and deliver such further documents and do such other acts and things as the Administrative Agent, at the direction of the Required Lenders, may reasonably request in order fully to effect the purposes of this Agreement.

SECTION 6.         MISCELLANEOUS.

6.01         Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner set forth in Section 10.2 of the Credit Agreement. Unless otherwise changed in accordance with the Credit Agreement by the respective parties hereto, all notices, requests and other communications to each party hereto shall be sent to the address for notices of such party set forth on the signature pages hereto.

6.02         Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement will impair any such right, power or remedy or operate as a waiver hereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03         Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Obligor and the Administrative Agent (with the consent of the Required Lenders in accordance with the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each other Lender, each holder of any of the Secured Obligations and the Obligor.

6.04         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligor, the Administrative Agent, each of the other Lenders and each holder of any of the Secured Obligations (provided, that the Obligor shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

6.05         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

6.06         Governing Law; Submission to Jurisdiction. The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

6.07         Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

6.08         Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible or liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

6.09         Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

EDISON MISSION ENERGY

By:	/s/Steven D. Eisenberg
Name: Steven D. Eisenberg
Title: Vice President and Associate
General Counsel

Address for Notices:

18101 Von Karman Avenue
Suite 1700
Irvine, CA 92612
Attention: General Counsel
Telecopier No.: (949) 752-1420

CITICORP NORTH AMERICA, INC.,
not in its individual capacity but solely as
Administrative Agent

By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Vice President

Address for Notices:

2 Penns Way
New Castle, DE 19720
Attention: Lisa Rodriguez
Telecopier No: (212) 994-0961

ANNEX 1
to Security Agreement

PLEDGED INTERESTS

Issuer	Certificate No.	Registered Owner	Number of Units
Silverado Energy Company	1	Edison Mission Energy	100

Viejo Energy Company	1	Edison Mission Energy	100

Anacapa Energy Company	1	Edison Mission Energy	100

Del Mar Energy Company	1	Edison Mission Energy	100

Edison Mission Holdings Co.	2	Edison Mission Energy	100

Midwest Generation EME, LLC	1	Edison Mission Energy	100

Mission del Cielo, Inc.	1	Edison Mission Energy	100